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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 5,000,000 common shares pertaining to the Grant Prideco, Inc. 2001 Stock Option and Restricted Stock Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Grant Prideco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




Houston, Texas
March 25, 2002